Exhibit 99.1
Five Point Holdings, LLC Reports First Quarter 2024 Results
First Quarter 2024 and Recent Highlights
•Great Park Venture sold 82 homesites on 11.6 acres of land for an aggregate purchase price of $74.6 million.
•Great Park Venture distributions and incentive compensation payments to the Company totaled $30.3 million.
•Valencia builder sales of 62 homes during the quarter.
•Great Park builder sales of 69 homes during the quarter.
•Consolidated revenues of $9.9 million; consolidated net income of $6.1 million.
•On January 16, 2024, exchanged $623.5 million of existing 7.875% Senior Notes due November 2025 for $100.0 million in cash and $523.5 million in new 10.500% initial rate Senior Notes due January 2028.
•In April 2024, S&P Global Ratings upgraded our outlook to stable, upgraded our corporate rating to B- and upgraded our senior notes rating to B.
•Cash and cash equivalents of $232.7 million as of March 31, 2024.
•Debt to total capitalization ratio of 20.9% and liquidity of $357.7 million as of March 31, 2024.
Irvine, CA, April 18, 2024 (Business Wire) – Five Point Holdings, LLC (“Five Point” or the “Company”) (NYSE:FPH), an owner and developer of large mixed-use planned communities in California, today reported its first quarter 2024 results.
Dan Hedigan, Chief Executive Officer, said, “In the first quarter of 2024, we continued to position ourselves for future success. We generated earnings for the fourth consecutive quarter and ended the quarter with total liquidity of $358 million. We also successfully completed an exchange offer for our senior notes, reduced our outstanding debt by $100 million, and received ratings and outlook upgrades from S&P. Although uncertainty remains around interest rates and inflation, we believe that demand for our residential land will continue to exceed supply, and we remain optimistic about the market for our commercial offerings. As we move forward, we continue to be focused on driving shareholder value by executing on our key operating priorities: generating revenue, controlling our SG&A, and managing our capital spend.”
Consolidated Results
Liquidity and Capital Resources
As of March 31, 2024, total liquidity of $357.7 million was comprised of cash and cash equivalents totaling $232.7 million and borrowing availability of $125.0 million under our unsecured revolving credit facility. Total capital was $2.0 billion, reflecting $2.9 billion in assets and $0.9 billion in liabilities and redeemable noncontrolling interests.
Results of Operations for the Three Months Ended March 31, 2024
Revenues. Revenues of $9.9 million for the three months ended March 31, 2024 were primarily generated from management services.
Equity in earnings from unconsolidated entities. Equity in earnings from unconsolidated entities was $17.6 million for the three months ended March 31, 2024. The Great Park Venture generated net income of $53.1 million during the three months ended March 31, 2024, and our share of the net income from our 37.5% percentage interest, adjusted for basis differences, was $17.7 million. Additionally, we recognized $0.1 million in loss from our 75% interest in the Gateway Commercial Venture.
During the three months ended March 31, 2024, the Great Park Venture sold 82 homesites on 11.6 acres of land at the Great Park Neighborhoods for an aggregate purchase price of $74.6 million. After completing the land sale, the Great Park Venture made aggregate distributions of $7.5 million to holders of Legacy Interests and $63.7 million to holders of Percentage Interests. We received $23.9 million for our 37.5% Percentage Interest.
Selling, general, and administrative. Selling, general, and administrative expenses were $12.9 million for the three months ended March 31, 2024.
Net income. Consolidated net income for the quarter was $6.1 million. Net income attributable to noncontrolling interests totaled $3.8 million, resulting in net income attributable to the Company of $2.3 million. Net income attributable to noncontrolling interests represents the portion of income allocated to related party partners and members that hold units of the operating company and the San Francisco Venture. Holders of units of the operating company and the San Francisco Venture can redeem their interests for either, at our election, our Class A common shares on a one-for-one basis or cash. In connection with any redemption or exchange, our ownership of our operating subsidiaries will increase thereby reducing the amount of income allocated to noncontrolling interests in subsequent periods.
Conference Call Information
In conjunction with this release, Five Point will host a conference call on Thursday, April 18, 2024 at 5:00 p.m. Eastern Time. Dan Hedigan, Chief Executive Officer, and Kim Tobler, Chief Financial Officer, will host the call. Interested investors and other parties can listen to a live Internet audio webcast of the conference call that will be available on the Five Point website at ir.fivepoint.com. The conference call can also be accessed by dialing (877) 451-6152 (domestic) or (201) 389-0879 (international). A telephonic replay will be available starting approximately three hours after the end of the call by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 13746067. The telephonic replay will be available until 11:59 p.m. Eastern Time on April 27, 2024.
About Five Point
Five Point, headquartered in Irvine, California, designs and develops large mixed-use planned communities in Orange County, Los Angeles County, and San Francisco County that combine residential, commercial, retail, educational, and recreational elements with public amenities, including civic areas for parks and open space. Five Point’s communities include the Great Park Neighborhoods® in Irvine, Valencia® in Los Angeles County, and Candlestick® and The San Francisco Shipyard® in the City of San Francisco. These communities are designed to include up to approximately 40,000 residential homes and up to approximately 23 million square feet of commercial space.
Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “would,” “result” and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. Forward-looking statements include, among others, statements that refer to: our expectations of our future home sales and/or builder sales; the impact of inflation and interest rates; our future revenues, costs and financial performance, including with respect to cash generation and profitability; and future demographics and market conditions, including housing supply levels, in the areas where our communities are located. We caution you that any forward-looking statements included in this press release are based on our current views and information currently available to us. Forward-looking statements are subject to risks, trends, uncertainties and factors that are beyond our control. Some of these risks and uncertainties are described in more detail in our filings with the SEC, including our Annual Report on Form 10-K, under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. They are based on estimates and assumptions only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law.
Investor Relations:
Kim Tobler, 949-425-5211
Kim.Tobler@fivepoint.com
or
Media:
Eric Morgan, 949-349-1088
Eric.Morgan@fivepoint.com
Source: Five Point Holdings, LLC

FIVE POINT HOLDINGS, LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
REVENUES:
Land sales	$535	$(25)
Land sales—related party	(3)	624
Management services—related party	8,726	4,236
Operating properties	677	866
Total revenues	9,935	5,701
COSTS AND EXPENSES:
Land sales	—	—
Management services	3,896	2,366
Operating properties	990	1,172
Selling, general, and administrative	12,916	13,752
Total costs and expenses	17,802	17,290
OTHER INCOME (EXPENSE):
Interest income	3,225	836
Miscellaneous	(5,907)	(21)
Total other (expense) income	(2,682)	815
EQUITY IN EARNINGS FROM UNCONSOLIDATED ENTITIES	17,586	1,048
INCOME (LOSS) BEFORE INCOME TAX PROVISION	7,037	(9,726)
INCOME TAX PROVISION	(954)	(8)
NET INCOME (LOSS)	6,083	(9,734)
LESS NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	3,757	(5,198)
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$2,326	$(4,536)

NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY PER CLASS A SHARE
Basic	$0.03	$(0.07)
Diluted	$0.03	$(0.07)
WEIGHTED AVERAGE CLASS A SHARES OUTSTANDING
Basic	69,058,585	68,705,223
Diluted	145,876,835	68,706,164
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY PER CLASS B SHARE
Basic and diluted	$0.00	$(0.00)
WEIGHTED AVERAGE CLASS B SHARES OUTSTANDING
Basic and diluted	79,233,544	79,233,544

FIVE POINT HOLDINGS, LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except shares)
(Unaudited)

	March 31, 2024	December 31, 2023
ASSETS
INVENTORIES	$2,250,070	$2,213,479
INVESTMENT IN UNCONSOLIDATED ENTITIES	246,406	252,816
PROPERTIES AND EQUIPMENT, NET	29,104	29,145
INTANGIBLE ASSET, NET—RELATED PARTY	23,190	25,270
CASH AND CASH EQUIVALENTS	232,684	353,801
RESTRICTED CASH AND CERTIFICATES OF DEPOSIT	992	992
RELATED PARTY ASSETS	81,759	83,970
OTHER ASSETS	7,528	9,815
TOTAL	$2,871,733	$2,969,288

LIABILITIES AND CAPITAL
LIABILITIES:
Notes payable, net	$523,321	$622,186
Accounts payable and other liabilities	77,853	81,649
Related party liabilities	76,128	78,074
Deferred income tax liability, net	7,975	7,067
Payable pursuant to tax receivable agreement	173,351	173,208
Total liabilities	858,628	962,184

REDEEMABLE NONCONTROLLING INTEREST	25,000	25,000
CAPITAL:
Class A common shares; No par value; Issued and outstanding: March 31, 2024—69,358,504 shares; December 31, 2023—69,199,938 shares
Class B common shares; No par value; Issued and outstanding: March 31, 2024—79,233,544 shares; December 31, 2023—79,233,544 shares
Contributed capital	592,227	591,606
Retained earnings	91,106	88,780
Accumulated other comprehensive loss	(2,327)	(2,332)
Total members’ capital	681,006	678,054
Noncontrolling interests	1,307,099	1,304,050
Total capital	1,988,105	1,982,104
TOTAL	$2,871,733	$2,969,288

FIVE POINT HOLDINGS, LLC
SUPPLEMENTAL DATA
(In thousands)
(Unaudited)

Liquidity

March 31, 2024
Cash and cash equivalents	$232,684
Borrowing capacity(1)	125,000
Total liquidity	$357,684
(1) As of March 31, 2024, no borrowings or letters of credit were outstanding on the Company’s $125.0 million revolving credit facility.

Debt to Total Capitalization and Net Debt to Total Capitalization

March 31, 2024
Debt(1)	$524,994
Total capital	1,988,105
Total capitalization	$2,513,099
Debt to total capitalization	20.9%

Debt(1)	$524,994
Less: Cash and cash equivalents	232,684
Net debt	292,310
Total capital	1,988,105
Total net capitalization	$2,280,415
Net debt to total capitalization(2)	12.8%
(1) For purposes of this calculation, debt is the amount due on the Company’s notes payable before offsetting for capitalized deferred financing costs.
(2) Net debt to total capitalization is a non-GAAP financial measure defined as net debt (debt less cash and cash equivalents) divided by total net capitalization (net debt plus total capital). The Company believes the ratio of net debt to total capitalization is a relevant and a useful financial measure to investors in understanding the leverage employed in the Company’s operations. However, because net debt to total capitalization is not calculated in accordance with GAAP, this financial measure should not be considered in isolation or as an alternative to financial measures prescribed by GAAP. Rather, this non-GAAP financial measure should be used to supplement the Company's GAAP results.

Segment Results
The following table reconciles the results of operations of our segments to our consolidated results for the three months ended March 31, 2024 (in thousands):

	Valencia	San Francisco	Great Park	Commercial	Total reportable segments	Corporate and unallocated	Total under management	Removal of unconsolidated entities(1)	Total consolidated
REVENUES:
Land sales	$535	$—	$80,818	$—	$81,353	$—	$81,353	$(80,818)	$535
Land sales—related party	(3)	—	11,891	—	11,888	—	11,888	(11,891)	(3)
Management services—related party(2)	—	—	8,613	113	8,726	—	8,726	—	8,726
Operating properties	509	168	—	2,549	3,226	—	3,226	(2,549)	677
Total revenues	1,041	168	101,322	2,662	105,193	—	105,193	(95,258)	9,935
COSTS AND EXPENSES:
Land sales	—	—	29,958	—	29,958	—	29,958	(29,958)	—
Management services(2)	—	—	3,896	—	3,896	—	3,896	—	3,896
Operating properties	990	—	—	976	1,966	—	1,966	(976)	990
Selling, general, and administrative	3,194	1,135	2,939	1,029	8,297	8,587	16,884	(3,968)	12,916
Management fees—related party	—	—	8,162	—	8,162	—	8,162	(8,162)	—
Total costs and expenses	4,184	1,135	44,955	2,005	52,279	8,587	60,866	(43,064)	17,802
OTHER INCOME (EXPENSE):
Interest income	—	15	1,479	34	1,528	3,210	4,738	(1,513)	3,225
Interest expense	—	—	—	(694)	(694)	—	(694)	694	—
Miscellaneous	24	—	—	—	24	(5,931)	(5,907)	—	(5,907)
Total other income (expense)	24	15	1,479	(660)	858	(2,721)	(1,863)	(819)	(2,682)
EQUITY IN EARNINGS FROM UNCONSOLIDATED ENTITIES	16	—	—	—	16	—	16	17,570	17,586
SEGMENT (LOSS) PROFIT/INCOME BEFORE INCOME TAX PROVISION	(3,103)	(952)	57,846	(3)	53,788	(11,308)	42,480	(35,443)	7,037
INCOME TAX PROVISION	—	—	—	—	—	(954)	(954)	—	(954)
SEGMENT (LOSS) PROFIT/NET INCOME	$(3,103)	$(952)	$57,846	$(3)	$53,788	$(12,262)	$41,526	$(35,443)	$6,083
(1) Represents the removal of the Great Park Venture and Gateway Commercial Venture operating results, which are included in the Great Park segment and Commercial segment operating results at 100% of each venture’s historical basis, respectively, but are not included in our consolidated results as we account for our investment in each venture using the equity method of accounting.
(2) For the Great Park and Commercial segments, represents the revenues and expenses attributable to the management company for providing services to the Great Park Venture and the Gateway Commercial Venture, as applicable.

The table below reconciles the Great Park segment results to the equity in earnings from our investment in the Great Park Venture that is reflected in the condensed consolidated statements of operations for the three months ended March 31, 2024 (in thousands):

Segment profit from operations	$57,846
Less net income of management company attributed to the Great Park segment	4,717
Net income of the Great Park Venture	53,129
The Company’s share of net income of the Great Park Venture	19,923
Basis difference amortization, net	(2,266)
Equity in earnings from the Great Park Venture	$17,657
The table below reconciles the Commercial segment results to the equity in loss from our investment in the Gateway Commercial Venture that is reflected in the condensed consolidated statements of operations for the three months ended March 31, 2024 (in thousands):

Segment loss from operations	$(3)
Less net income of management company attributed to the Commercial segment	113
Net loss of the Gateway Commercial Venture	(116)
Equity in loss from the Gateway Commercial Venture	$(87)